Services Agreement

This Services Agreement (this “Agreement”) is made effective as of this 1st day of May 2019, by and between Canna Powder Ltd., a corporation organized and existing under the laws of the State of Israel (the “Company”), on the one hand, and One of a kind marketing DUSA LLC an entity organized under the laws of the state of Texas with an address at 5525 windmier Dallas TX (the “Contractor”), on the other hand. The Company and the Contractor shall sometimes refer to collectively, as the “Parties” and individually, as a “Party”.

WHEREAS, the Company desire to engage the services of the Contractor related to world-wide business development and marketing strategy (the “Services”), pursuant to the terms and conditions in this this Agreement.

NOW THEREFORE, for good and valuable consideration, and based upon the premises of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

Section 1. Engagement. The Company agrees to engage with the Contractor and Contractor agrees to and does hereby accept its engagement by the Company. The engagement shall commence on May 1, 2019 and shall continue as long as the Company continue its operation and progress in fulfilling its goals unless terminated according to Section 3 herein (the “Term”).

Section 2. Consideration.

2.1 In consideration for the Services to be rendered and performed by the Contractor under this Agreement, the Company shall pay the Contractor monthly fee an amount of US$ 15,000 (“Monthly Fee”).

2.2 The Contractor shall bear at his own account and shall not be reimbursed for the expenses incurred by him in rendering the Services under this Agreement, other than for reasonable hotels (up to 4 stars class) and air/flights tickets (economy class) expenses, travel expenses to and from the airports, and reasonable per diem incurred by the Contractor in business travels out of Israel whilst rendering the Services, and against delivery of valid receipts.

2.3 The payment of the Monthly Fee shall be made by the Company every month within 10 days from the day Company receives invoice from the Contractor.

Section 3. Termination.

3.1 This Agreement may be terminated by any Party on thirty (30) calendar days written notice, or if prior to such action, the other Party materially breaches any of its representations, warranties or obligations under this Agreement, which latter termination is defined for the purposes of this Agreement as “for cause.” Except as may be otherwise provided in this Agreement, such material breach by any Party will result in the other Party being responsible to reimburse the non-defaulting Party for all costs incurred directly as a result of the material breach of this Agreement and shall be subject to such damages as may be allowed by law including all attorneys’ fees and costs of enforcing this Agreement.

3.2 Notwithstanding termination of this Agreement in accordance with Section 4.1 above, unless the termination of Contractor is “for cause,” termination of Contractor by the Company and/or the Subsidiary will not relieve the Company from its obligation to pay the Monthly Fee to the Contractor as long as this Agreement is valid.

Section 4. Relationship of the Parties; Indemnification.

4.1 It is expressed and acknowledged that the Contractor is an independent contractor and that this Agreement does not create any partnership, authority, agency or employer-employee relations between the Contractor and the Company.

4.2 The Contractor alone shall be liable for payment of all the taxes, national insurance and any other compulsory payment applicable to him in connection with its business, in connection with the Services provided by him to the Company and in connection with the performance of any of its obligations pursuant hereto.

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Section 5. Miscellaneous.

5.1 Governing Law: This Agreement shall be governed by, construed in accordance with the laws of the State of New York, where the Company maintains its banking and legal relationships, and any dispute arising under this Agreement shall be subject to binding arbitration to be held in the State of New York, New York County, in accordance with the applicable rules and regulations governing arbitration in New York.

5.2 Interpretation and Severability: Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is unenforceable or invalid under such law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such provision and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

5.3 No Assignment: This Agreement shall not be assigned or delegated, by operation of law or otherwise, by either Party hereto without the other Party’s prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

signatures on the next page

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IN WITNESS WHEREOF, the Parties hereto have executed the above Agreement as of the day and year first above written.

CannaPowder, Ltd.		One of a kind marketing DUSA LLC
(The “Contractor”)

By:	/s/ Ariel Dor	By:	/s/ Devora Cohen
Name:	Ariel Dor	Name:	Devora Cohen
Title:	General Manager	Title:	CEO

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